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                                                                EXHIBIT 10.39


                                   AGREEMENT



         This Agreement is entered into as of this 8th day of February, 1996, by and between Platinum Software Corporation, a Delaware corporation (the "Company"), and Bruce C. Edwards ("Edwards") with reference to the following facts:


                                    RECITALS


         A. Edwards is a Director of the Company and has served in such capacity for some time.

         B. Edwards has recently undertaken new job responsibilities which Edwards anticipates will require an increasing amount of his time. As a result Edwards may be required to resign from the Board of Directors, in which event he would remain available for consulting from time to time.

         C. The Company has granted to Edwards options to purchase shares of its Common Stock as set forth on Exhibit A attached hereto (the "Options") and desires to clarify certain terms and provisions relating to the Options.

         D. In order to reward Edwards for the substantial time incurred for the Company, his substantial contributions to the Company, and his availability for advice and consultation, the Company desires to clarify the exercisability of the Options as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Consultation. In the event Edwards should resign from the Board of Directors or his position as a director of the Company should terminate for any reason, Edwards agrees to remain available to provide advice and consulting services to the Company, as requested by the Board of Directors of the Company, subject to his availability, existing commitments and schedule, for a period of nine (9) months following his resignation or termination as a member of the Board of Directors. As a result, Edwards shall be considered for the purposes of the Options, to be a "Service Provider" to the Company during such period with the result that the Options shall continue to vest during such period and shall be exercisable at any time during the twelve (12) months following his resignation as a Director of the Company. Except as otherwise set forth herein, the terms and provisions of the Options shall remain in full force and effect.

         2. General. This Agreement, together with the agreements relating to the Options, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and understandings of the parties. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement. This Agreement shall be construed under and enforced in accordance with and governed by the laws of the State of California.




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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                        PLATINUM SOFTWARE CORPORATION


                                        By:_____________________________________
                                           Richard Goeglein
                                           Chairman of the Compensation
                                           Committee


                                        ________________________________________
                                        Bruce C. Edwards




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                                   EXHIBIT A



OPTIONS                                                                              EXERCISE PRICE
- -------                                                                              --------------
Option to Purchase 15,000 Shares of Common Stock (10/29/93 Grant - 1990 Plan)             $22.25
Option to Purchase 50,000(1) Shares of Common Stock (4/20/94 Grant - 1990 Plan)           $ 4.25
Option to Purchase 50,000(1) Shares of Common Stock (4/20/94 Grant - 1994 Plan)           $ 4.25
Option to Purchase 10,000 Shares of Common Stock
         (11/28/94 Formula Plan Grant - 1994 Plan)                                        $13.00
Option to Purchase 10,000 Shares of Common Stock
         (10/26/95 Formula Plan Grant - 1994 Plan)                                        $ 7.0625

- ------------

(1) 25,000 shares of which have previously been exercised, such that 25,000 shares are outstanding under the option.





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